                                                                   EXHIBIT 10.36

                              M E M O R A N D U M

CONFIDENTIAL

TO:       Thomas W. Gille

FROM:     Nelson C. Rising

DATE:     December 19, 1994

RE:       Modification To Severance Arrangements - Memorandum of Understanding

________________________________________________________________________________


          This Memorandum of Understanding pertains to your pending departure from Catellus and certain modifications to the Catellus Development Corporation Reduction-in-Force Program memorandum to you of November 2, 1994. To be eligible for the payments and benefits outlined in this Memorandum of Understanding, you must execute the Agreement and Release of All Claims between December 21, 1994 and December 23, 1994. The modifications listed below shall be the sole modifications to the terms of the Catellus Development Corporation Reduction-in-Force Program memorandum and shall not affect the validity or enforceability of any other term or condition of that Program. Nothing in this Memorandum of Understanding will affect your lump-sum severance payment.

          1. With respect to the Annual Performance Bonus Program, which in accordance with the discretion provided to me as the Chief Executive Officer and for purposes of this Memorandum only, I have determined that your combined Individual and Corporate Award for 1994 shall be fifty-five thousand thirty-eight dollars and forty-two cents ($55,038.42), to be paid on January 3, 1995. This sum constitutes payment in full under the Annual Performance Bonus Program, Individual and Corporate Award in 1994.

          2. Provided that you make a timely election to continue health coverage, pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985 (COBRA), Catellus will pay for your coverage (and any dependent coverage) up to the earlier of: you obtain coverage through your future employer or July 31, 1995.

          3. You agree to keep the terms of this Memorandum of Understanding completely confidential and you will not hereafter disclose any information concerning this agreement to anyone, except as is required by law and is necessary for legitimate law enforcement or compliance purposes.

          In order for this Memorandum of Understanding to become effective, you must sign the below acknowledgement agreement and return it to Maureen Sullivan, General Counsel, by December 23, 1994.


                         ACKNOWLEDGEMENT AND AGREEMENT


          I agree to the terms of this Memorandum of Understanding.


DATE:  December 22, 1994           /s/  THOMAS W. GILLE
                                   ---------------------------------
                                   Thomas W. Gille

                                [CATELLUS LOGO]